UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 30, 2018 (Date of earliest event reported:  October 30, 2018)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                      Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, the Company appointed Joseph Salamunovich as General Counsel and Secretary in replacement of Thomas J. Williams, who had served as the Company’s General Counsel and Secretary since 2006. The press release announcing this has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Prior to joining RBC, Mr. Salamunovich was a partner at Strategic Law Partners in Los Angeles, California and prior to that served as Executive Vice President, General Counsel and Secretary of GENCO Product Lifecycle Logistics and Vice President, General Counsel and Secretary of ATC Technology Corporation. Mr. Salamunovich started his legal career at Gibson, Dunn & Crutcher, LLP, eventually becoming a partner in the firm’s corporate department. He holds a Bachelor of Arts degree in History from Loyola Marymount University and a Juris Doctor degree from Loyola Law School.

As a new officer of the Company, Mr. Salamunovich will be an at-will employee and entitled to participate in the same general benefits and incentive opportunities as other officers. This includes a base salary and incentive opportunities under the Company’s Annual Incentive Compensation Plan, Long-Term Equity Incentive Program and Supplemental Executive Retirement Plan. Additionally, on October 30, 2018, the Company entered into a Change in Control Letter Agreement with Mr. Salamunovich, which entitles Mr. Salamunovich to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change in control of the Company. The amount of severance will generally be equal to 150% of his annual base salary plus 150% of his target incentive compensation in effect at termination. In addition, he will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment. The Change in Control Letter Agreement also commits the executive to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change in control.

The form of the Change in Control Letter Agreement entered into with Mr. Salamunovich is attached as Exhibit 10.1 hereto.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Letter Agreement which is incorporated by reference herein.

For further details, please refer to the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1    Form of Change in Control Letter Agreement between the Company and Joseph Salamunovich.

Exhibit 99.1    Press Release of RBC Bearings Incorporated dated October 30, 2018.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 30, 2018

RBC BEARINGS INCORPORATED

By:	/s/ Daniel Bergeron
Name: Daniel Bergeron
Title: Vice President, Chief Operating Officer and Chief Financial Officer